Exhibit 10.5

BROADCAST INTERNATIONAL, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March ___, 2012, is made and entered into by and between Broadcast International, Inc., a Utah corporation with headquarters located at 7050 Union Park Ave. #600, Salt Lake City, Utah 84047 (the “Company”), and each of the purchasers set forth on the signature pages hereto (the “Purchasers”).

WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchasers:  (i) common stock, par value $0.05 per share, of the Company (“Common Stock”) for an aggregate purchase price  of a minimum of $6 million, and (ii) warrants to purchase shares of Common Stock of the Company (the “Warrants”); and

WHEREAS, in order to induce the Purchasers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.             Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings.  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

(a)           “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b)           “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(c)           “Effectiveness Deadline” means (i) with respect to any Registration Statement required to be filed pursuant to Section 2(a), _________, 2012 and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 90th calendar day following the date on which the Company was required to file such additional Registration Statement and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(d)           “Filing Deadline” means (i) with respect to any Registration Statement required to be filed pursuant to Section 2(a), _______, 2012 and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement..

(e)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(f)           “Purchasers” means the Purchasers and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(g)           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the U.S. Securities and Exchange Commission (the “SEC”); provided, however, if the Required Holders in good faith determine that under applicable SEC interpretations, rules or policies a Rule 415 registration would not, in light of the circumstances of the Company or the proposed offering, permit the resale of all of the Registrable Securities immediately after effectiveness, or material limitations would be imposed on any such resale, then the registration shall be on Form S-1 or such other form that permits the maximum ability of holders of Registrable Securities to effectuate an unrestricted resale of such securities.

(h)           “Registrable Securities” means:  (i) the Common Stock Shares and (ii) the Warrant Shares issuable upon exercise or otherwise pursuant to the Warrants (without regard to any limitations on exercise set forth therein), and (iii) any shares of capital stock issued or issuable in exchange for or otherwise with respect to the foregoing.

(i)           “Registration Statement” means a registration statement of the Company under the Securities Act which the Company may or is obligated to file hereunder.

(j)           “Required Holders” means the holders of at least a majority of the Registrable Securities (excluding any Registrable Securities held by the Company or any of its Subsidiaries).

(k)           “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration.

(l)           “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(m)           “SEC” means the United States Securities and Exchange Commission or any successor thereto.

2.           Registration.

(a)           Mandatory Registration.  Subject to the terms and conditions under, and in accordance with the provisions of, Section 3 hereof, following the Closing Date, the Company shall (i) prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 covering the resale of all of the Registrable Securities.  Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B.  The Company shall use reasonable best efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b)           Piggy-Back Registrations.  In the event that all Registrable Securities are not registered for resale, should the Company at any time prior to the expiration of the Registration Period (as hereinafter defined), determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide employee benefit plans), the Company shall send to each Purchaser who is entitled to registration rights under this Section 2(b) written notice of such determination and, if within twenty (20) days after the effective date of such notice (as provided for in Section 11(b) hereof), such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered.  Notwithstanding any other provision of this Agreement, the Company may withdraw any registration statement referred to in this Section 2(b) without incurring any liability to the Purchasers.

(c)           Payment for Non-Compliance; Maximum Payment.  If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a “Filing Failure”) (it being understood that if the Company files a Registration Statement without affording each Purchaser the opportunity to review and comment on the same, the Company shall be deemed to not have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure) or (B) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on the Business Day immediately following the Effective Date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) (whether or not such a prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period (as defined below), on any day after the Effective Date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Market or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which any of the Purchasers are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the holders of Registrable Securities relating to such Registration Statement an amount in cash equal to (x) with respect to any Filing Failure, three percent (3%) of the Aggregate Purchase Price, (y) with respect to an Effectiveness Failure after the thirtieth calendar day following the Effectiveness Deadline, two percent (2%) of the Aggregate Purchase Price or (z) otherwise, one percent (1%) of the Aggregate Purchase Price, as applicable, on each of the following dates: (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 2(c) are referred to herein as “Non-Compliance Payments.” Following the initial Non-Compliance Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Non-Compliance Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Non-Compliance Payment shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Non-Compliance Payments in a timely manner in accordance with the foregoing, such Non-Compliance Payments shall bear interest at the rate of one percent (1%) per month (prorated for partial months) until paid in full.  All Non-Compliance Payments shall be made in immediately available funds, with such payments being distributed to each Purchaser pro-rata, based on the percentage of Shares purchased by such Purchaser pursuant to the Securities Purchase Agreement.  The Company’s maximum liability to pay Non-Compliance Payments shall not exceed twenty percent (20%) of the Aggregate Purchase Price.

(d)           Legal Counsel.  Subject to Section 5 hereof, Greenberg Traurig, LLP (“Legal Counsel”) shall have the opportunity to review and provide comments to any registration, solely on behalf of the Purchaser that has engaged the Legal Counsel with respect to this offering and not on behalf of any other Purchaser, pursuant to this Section 2.

(e)           Offering. Notwithstanding anything to the contrary contained in this Agreement, but subject to the payment of the Non-Compliance Payments pursuant to Section 2(e), in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Purchasers participating therein (or as otherwise may be acceptable to each Purchaser) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Purchasers until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Purchasers on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Purchaser) unless the inclusion of shares by a particular Purchaser or a particular set of Purchasers are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Purchaser or set of Purchasers shall be the only shares subject to reduction (and if by a set of Purchasers on a pro rata basis by such Purchasers or on such other basis as would result in the exclusion of the least number of shares by all such Purchasers); provided, that, with respect to such pro rata portion allocated to any Purchaser, such Purchaser may elect the allocation of such pro rata portion among the Registrable Securities of such Purchaser.  In addition, in the event that the Staff or the SEC requires any Purchaser seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Purchaser does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Purchaser, until such time as the Staff or the SEC does not require such identification or until such Purchaser accepts such identification and the manner thereof.   Any reduction pursuant to this paragraph will, first, reduce the Registrable Securities issuable upon exercise of the Series B Warrants (as defined in the Securities Purchase Agreement), second, reduce the Registrable Securities issuable upon exercise of the Series A Warrants (as defined in the Securities Purchase Agreement) and, third, reduce any remaining Registrable Securities, pro rata.  In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Purchaser shall have the right to require, upon delivery of a written request to the Company signed by such Purchaser, the Company to file a registration statement within thirty (30) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Purchaser in a manner acceptable to such Purchaser, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Purchaser have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Purchaser or (ii) all Registrable Securities may be resold by such Purchaser without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iii) such Purchaser agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Purchaser as to all Registrable Securities held by such Purchaser and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by an Purchaser multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Purchaser as contemplated above).

(f)           Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Purchaser sells or otherwise transfers any of such Purchaser’s Registrable Securities, each transferee or assignee (as the case may be) that becomes an Purchaser shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Purchasers, pro rata based on the number of Registrable Securities then held by such Purchasers which are covered by such Registration Statement.

(g)           No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders. Until the Applicable Date, the Company shall not enter into any agreement providing any registration rights to any of its security holders without the consent of the Required Holders.

3.           Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

(a)           On or prior to the Filing Deadline, the Company shall use its reasonable best efforts to prepare and file with the SEC a Registration Statement, providing for the registration of the offer and sale of the Registrable Securities by the Purchasers thereof (but in no event later than the applicable Filing Deadline) and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline).  Subject to Allowable Grace Periods, upon effectiveness, the Company shall use its reasonable best efforts to keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of:  (i) the date on which all of the Registrable

Securities covered by the Registration Statement have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Purchasers reasonably acceptable to the Company) may be immediately sold to the public by non-affiliates without registration or restriction (including, without limitation, as to volume by each holder thereof) under the Securities Act (the “Registration Period”).  Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities. The Company shall submit to the SEC, within one (1) Business Day after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the consent of Legal Counsel is obtained pursuant to Section 3(c) (which consent shall be immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

(b)           The Company shall use reasonable best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements; provided, however, by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule).  In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within two (2) business days of the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.  In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of the Warrants, the Company shall use reasonable best efforts to amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely).  The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof.

(c)           The Company shall (A) permit Legal Counsel and legal counsel for each other Purchaser to review and comment upon (i) each Registration Statement at least three (3) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel or any legal counsel for any other Purchaser reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto or to any prospectus contained therein without the prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall promptly furnish to Legal Counsel and legal counsel for each other Purchaser, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its Subsidiaries, (ii) after the same is prepared and filed with the SEC, one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by an Purchaser, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel and legal counsel for each other Purchaser in performing the Company’s obligations pursuant to this Section 3

(d)           If requested by a Purchaser, the Company shall furnish to each Purchaser whose Registrable Securities are included in a Registration Statement:  (i) promptly (but in no event more than two (2) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Purchaser as a “Selling Stockholder” (but not any portion of such letters and correspondence that the Company believes would constitute material and non-public information of the Company or any portion that contains information for which the Company has sought confidential treatment), and (ii) promptly (but in no event more than two (2) business days) after the Registration Statement is declared effective by the SEC, such number of copies of a final prospectus and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.  The Company will promptly notify each Purchaser by facsimile of the effectiveness of each Registration Statement or any post-effective amendment.  The Company will, as promptly as reasonably practical, respond to any and all comments received from the SEC (which comments relating to such Registration Statement that pertain to the Purchasers as “Selling Stockholders” shall promptly be made available to the Purchasers upon request; provided that, the Company shall not be obligated to make available any comments that would result in the disclosure to the Purchasers of material and non-public information concerning the Company or that contain information for which the Company has sought confidential treatment), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and, if required by law, shall promptly file with the SEC a final prospectus as soon as practicable following receipt by the Company from the SEC of an order declaring the Registration Statement effective.

(e)           The Company shall use reasonable best efforts to:  (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Purchasers who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to:  (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

(f)           As promptly as reasonably practicable after becoming aware of such event, the Company shall notify each Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Following the occurrence of such event, as promptly as reasonably practicable under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, the Company shall use its reasonable best efforts to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request; provided, that the Company shall promptly:  (i) notify the Purchasers and Legal Counsel in writing of the existence of (but in no event, without the prior written consent of a Purchaser, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) material non-public information and (ii) advise the Purchasers in writing to cease all sales under such Registration Statement until such time as the Company elects to disclose such material non-public information.  The Company shall also promptly notify Legal Counsel, legal counsel for each other Purchaser and each Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel, legal counsel for each other Purchaser and each Purchaser by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related prospectus. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto (it being understood and agreed that the Company’s response to any such comments shall be delivered to the SEC no later than fifteen (15) Business Days after the receipt thereof).

(g)           The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Legal Counsel and each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.  If any Purchaser may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Purchaser consents to so being named an underwriter, at the request of any Purchaser, the Company shall furnish to such Purchaser, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as an Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchasers, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchasers.

(h)           If any Purchaser may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Purchaser consents to so being named an underwriter, upon the written request of such Purchaser, the Company shall make available for inspection by (i) such Purchaser, (ii) legal counsel for such Purchaser and (iii) one (1) firm of accountants or other agents retained by such Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Purchaser) or use of any Record or other information which the Company’s board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. Such Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Purchaser, if any) shall be deemed to limit any Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(i)            The sections of such Registration Statement covering information with respect to the Purchasers, the Purchaser’s beneficial ownership of securities of the Company or the Purchasers intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Purchasers.

(j)            In connection with an underwritten offering only, at the request of the Required Holders, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter for sale in connection with any Registration Statement:  (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Purchasers and (ii) a letter, dated such date, from the Company’s independent registered public accounting firm in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Purchasers.

(k)           The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless:  (i) disclosure of such information is necessary to comply with federal or state securities laws or the Company’s obligations under this Agreement, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Purchaser prior to making such disclosure, and allow the Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(l)            The Company shall take all reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC bulletin board (or equivalent reasonably acceptable to the Required Holders) or listed on a national exchange.

(m)           The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

(n)           The Company shall cooperate with the Purchasers who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Purchasers may request.  Within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) a customary instruction letter and opinion of such counsel to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities.

(o)           At the request of the Required Holders, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(p)           From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company, other than the Purchasers and the holder or holders of the Placement Agent Warrant (as defined in the Schedule of Exceptions to the Securities Purchase Agreement) or shares issuable upon exercise of the Placement Agent Warrant, to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Required Holders.

(n)           If requested by an Purchaser, the Company shall as soon as practicable after receipt of notice from such Purchaser and subject to Section 3(s) hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or prospectus contained therein if reasonably requested by an Purchaser holding any Registrable Securities.

(o)           The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(p)           The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(q)           The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(r)            Within three (3) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(s)            Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(s)), at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, upon the advice of counsel to the Company, otherwise required (a “Grace Period”), provided that the Company shall promptly notify the Purchasers in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to any of the Purchasers) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends, provided further that (I) no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period all such Grace Periods shall not exceed an aggregate of thirty (30) days, (II) the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period and (III) no Grace Period may exist during the sixty (60) Trading Day period immediately following the Effective Date of such Registration Statement (provided that such sixty (60) Trading Day period shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso during which such Registration Statement is not effective or the prospectus contained therein is not available for use) (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) above and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(s), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Purchaser in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, prior to such Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(t)            The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Purchasers of its Registrable Securities pursuant to each Registration Statement.

4.             Obligations of the Purchasers. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

(a)           It shall be a condition precedent to the obligations of the Company to include any Purchaser’s Registrable Securities in any Registration Statement that such Purchaser shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it and any other information as shall be reasonably required to effect the registration of such Registrable Securities and shall provide such information and execute such documents in connection with such registration as the Company may reasonably request.  At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

(b)           Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from the Registration Statements.

(c)           In the event Purchasers holding a majority-in-interest of the Registrable Securities being registered determine to engage the services of an underwriter, each Purchaser agrees to enter into and perform such Purchaser’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

(d)           Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Purchaser’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(e)           No Purchaser may participate in any underwritten registration hereunder unless such Purchaser:  (i) agrees to sell such Purchaser’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

(f)            Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with the offer and sale of Registrable Securities pursuant to any Registration Statement.

5.             Expenses of Registration

.  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of Legal Counsel shall be borne by the Company.

6.             Indemnification.

(a)           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Purchaser and each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Person”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to a particular Purchaser to the extent such Claim is based on a failure of such Purchaser to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Purchasers pursuant to Section 9.

(b)           In connection with any Registration Statement in which an Purchaser is participating, such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and, subject to Section 6(c) and the below provisos in this Section 6(b), such Purchaser will reimburse an Indemnified Party any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed, provided further that such Purchaser shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Purchaser as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Purchasers pursuant to Section 9.

(c)           Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)           No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)           The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f)           The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.           Contribution .  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Purchaser has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.           Reports Under the Exchange Act.  With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)           make and keep adequate public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company hereunder;

(b)           use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(a) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144 at any time after the Company has become subject to such reporting requirements; and

(c)           furnish to each Purchaser so long as such Purchaser owns Registrable Securities, promptly upon request:  (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements) and (ii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

9.           Assignment of Registration Rights.  The rights under this Agreement shall be automatically assignable by the Purchasers to any transferee of all or any portion of Registrable Securities if:  (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment, (ii) the Company is, promptly after such transfer or assignment (but in any event within 30 days of the effective date of such transfer or assignment), furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an “accredited investor” as that term defined in Rule 501 of Regulation D promulgated under the Securities Act.  Any failure by the transferee to timely provide the written notice required under clause (ii) above shall automatically terminate the transferee’s rights and the Company’s obligations hereunder with respect to the Registrable Securities held by such transferee that were the subject of such transfer.

10.           Amendment of Registration Rights.  The terms and provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Purchaser and the Company; provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of Registrable Securities or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement..

11.           Miscellaneous.

(a)           A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)           Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company: Broadcast International, Inc. 7050 Union Park Ave. #600 Salt Lake City, Utah 84047 Attention: Mr. Rodney M. Tiede, President and CEO Telephone: (801) 562-2252 Facsimile:
If to a Purchaser: To the address and fax number set forth immediately below such Purchaser’s name on the signature pages to the Securities Purchase Agreement.
With a copy to: MDB Capital Group, LLC 401 Wilshire Blvd., Suite 1020 Santa Monica, CA 90401 Attention: Peter Conley, Managing Director Telephone: (310) 526-5025 Facsimile: (310) 526-5020
Each party shall provide notice to the other party of any change in address.

(c)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)           This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(e)           THE PARTY OR PARTIES WHICH DO NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

(f)           In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(g)           This Agreement and the other Transaction Documents (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement and the other Transaction Documents (including all schedules and exhibits thereto) supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(h)           Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns and the Persons referred to in Sections 6 and 7 hereof.

(i)           The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(j)           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(k)           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)           Except as otherwise provided herein, all consents and other determinations to be made by the Purchasers pursuant to this Agreement shall be made by the Required Holders.

(m)           The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that each Purchaser shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein,  to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(n)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o)           The obligations of each Purchaser under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among Purchasers.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first above written.

BROADCAST INTERNATIONAL, INC.

By:
Name
Title

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Registration Rights Agreement
Purchaser Counterpart Signature Page

The undersigned, desiring to: enter into this Registration Rights Agreement dated as of March __, 2012 (the “Agreement”), between the undersigned, Broadcast International, Inc., a Utah corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of March __, 2012.

PURCHASER:
Name and Address, Fax No. and Social Security No./EIN of Purchaser:

______________________________________

______________________________________

______________________________________

______________________________________

Fax No.: _______________________________
Soc. Sec. No./EIN: _______________________

If a partnership, corporation, trust or other business entity:
By: ___________________________________
Name:
Title:
If an individual: _____________________________________
Signature

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

______________________
______________________
______________________
Attention:  _____________

Re:           Broadcast International, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Broadcast International, Inc., a Utah corporation  (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders certain shares (the “Common Shares”) of common stock, $0.05 par value per share (the “Common Stock”), and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a Registration Statement on Form S-1 (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

This letter shall serve as our standing opinion to you that the Common Shares and the shares of Common Stock underlying the Warrants are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of such shares of Common Stock to the Holders as

1

contemplated by the Company’s Irrevocable Transfer Agent Instructions dated _________ __, 20__.

Very truly yours,

[ISSUER’S COUNSEL]

By:_____________________

CC:           [LIST NAMES OF HOLDERS]

2

EXHIBIT B

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon exercise of the warrants.  For additional information regarding the issuance of common stock and the warrants, see “Private Placement of Common Shares and Warrants” above.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of the common stock and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock and warrants, as of ________, 2012, assuming exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on exercise of the warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the common stock and the warrants, this prospectus generally covers the resale of the sum of (i) the number of shares of common sock issued in connection with the Securities Purchase Agreement and (ii) 100% of the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC.  Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	agreements between broker-dealers and the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.